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                                                               EXHIBIT 99.(e)(2)

March 9, 2000



Welch Allyn, Inc.
4341 State Street Road
Skaneateles Falls, NY 13153

Attention:   Robert R. Black
             Manager of Business Development

     Each of Protocol Systems, Inc., an Oregon corporation ("Protocol") and Welch Allyn, Inc., a New York corporation ("Welch Allyn") (each, a "party"), in connection with their discussion of a potential strategic relationship or transaction (the "Transaction") has disclosed or may disclose to the other party (each such party, to the extent it discloses information, being referred to as a "Disclosing Party" and, to the extent it receives information, being referred to as a "Receiving Party") information relating to itself or its business (including, without limitation, technical, business, financial, customer and product development plans, forecasts, strategies and other information). All such information (whether written or oral) furnished (whether before or after the date hereof) by the Disclosing Party or its directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "Representatives") to the Receiving Party or its Representatives and all analyses, compilations, forecasts, studies or other documents prepared by the Receiving Party or its Representatives which contain or reflect any such information is hereinafter referred to as the "Information." The term Information will not, however, include information which (i) is or becomes publicly available other than as a result of disclosure by the Receiving Party or its Representatives or (ii) is or becomes available to the Receiving Party on a nonconfidential basis from a source which, to the best of the Receiving Party's knowledge after due inquiry, is not prohibited from disclosing such information to the Receiving Party by a legal, contractual or fiduciary obligation to the Disclosing Party.

     In consideration of the parties' discussions and any access the Receiving Party may have to the Information of the Disclosing Party, the parties hereby agree as follows:

     1. The Receiving Party and its Representatives (i) will keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without the Disclosing Party's prior written consent, disclose any Information in any manner whatsoever, and (ii) will not use any
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Welch Allyn
March 9, 2000
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Information other than in connection with evaluating the Transaction; provided, however, that the Receiving Party may reveal the Information to its Representatives (a) who need to know the Information for purposes of evaluating the Transaction, (b) who are informed by the Receiving Party of the confidential nature of the Information and (c) who agree to act in accordance with the terms of this letter agreement. The Receiving Party will cause its Representatives to observe the terms of this letter agreement, and will be responsible for any breach of this letter agreement by any of its Representatives.

     2. The Receiving Party and its Representatives will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below) disclose to any person the fact that the Information exists or has been made available, that the parties are considering the Transaction or any other transaction involving the parties, or that discussions or negotiations are taking or have taken place concerning the Transaction or involving the parties or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof.

     3. In the event that the Receiving Party or any of its Representatives are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, the Receiving Party will notify the Disclosing Party promptly so that it may seek a protective order or other appropriate remedy or, in the Disclosing Party's sole discretion, waive compliance with the terms of this letter agreement. In the event that no such protective order or other remedy is obtained, or that the Disclosing Party waives compliance with the terms of this letter agreement, the Receiving Party will furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

     4. Immediately upon (i) the decision by either party not to enter into the Transaction, or (ii) a request by the Disclosing Party at any time (which will be effective when actually received by the Receiving Party), the Receiving Party will promptly turn over to the Disclosing Party all Information of the Disclosing Party and all documents or media containing any such Information and any and all copies or extracts thereof, except that the Receiving Party may retain one copy of all Information in its attorney's office solely for archival legal purposes. The Receiving Party understands that nothing herein (i) requires the disclosure of any Information of the Disclosing Party, which shall be disclosed if at all solely at the option of the Disclosing Party or (ii) requires the Disclosing Party to proceed with any proposed transaction or relationship in connection with which Information may be disclosed.

     5. The Receiving Party acknowledges that neither the Disclosing Party nor its Representatives, nor any of its or their respective officers, directors, employees, agents or
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Welch Allyn
March 9, 2000
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controlling persons within the meaning of Section 20 of the Securities Exchange
Act of 1934, as amended, makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and the Receiving Party agrees that no such person will have any liability relating to the Information or for any errors therein or omissions therefrom. The Receiving Party further agrees that it is not entitled to rely on the accuracy or completeness of the Information and that it will be entitled to rely solely on such representations and warranties as may be included in any definitive agreement with respect to the Transaction, subject to such limitations and restrictions as may be contained herein.

     6. The Receiving Party is aware, and will advise its Representatives who are informed of the matters that are the subject of this letter agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

     7. Each party agrees that, for a period of two years from the date of this letter agreement, neither it nor any of its affiliates will, without the prior written consent of the other party,

          a. acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the other party or any subsidiary thereof, or any successor to or person in control of the other party (provided that, after one year from the date of this Agreement Welch Allyn shall not be prohibited from acquiring up to 5% of the outstanding voting securities of Protocol), or any assets of the other party, or any subsidiary or division thereof or of any such successor or controlling person,

          b. make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the other party,

          c. otherwise act, alone or in concert with others, to nominate directors for election at any meeting of stockholders of the other party or propose any matter for submission to a vote of stockholders of the other party,
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Welch Allyn
March 9, 2000
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          d.   make any public announcement with respect to, or submit a
proposal for, or offer of (with or without conditions) any extraordinary transaction involving the other party or its securities or assets,

          e. form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or otherwise enter into any discussions or arrangements with any third party or advise, assist or encourage any action by any third party in connection with any of the foregoing or

          f. request the other party or any of its Representatives, directly or indirectly, to amend or waive any provision of this paragraph.

     8. Each party agrees that, for a period of two years from the date of this letter agreement, it will not, directly or indirectly, solicit for employment any employee of the other party or any of its subsidiaries with whom it had contact or who became known to it in connection with its consideration of the Transaction.

     9. It is understood and agreed that (a) Protocol and its Representatives are free to conduct the process leading up to a possible Transaction as Protocol and its Representatives, in their sole discretion, determine (including, without limitation, by negotiating with any prospective buyer and entering into a preliminary or definitive agreement without prior notice to Welch Allyn or any other person), (b) Protocol reserves the right, in its sole discretion, to change the procedures relating to its consideration of the Transaction at any time without prior notice to Welch Allyn or any other person, to reject any and all proposals made by Welch Allyn or any of its Representatives with regard to the Transaction, and to terminate discussions and negotiations with Welch Allyn at any time and for any reason, and (c) unless and until a written definitive agreement concerning the Transaction has been executed and delivered, neither Protocol or any of its Representatives will have any liability to Welch Allyn with respect to the Transaction, whether by virtue of this letter agreement, any other written or oral expression with respect to the Transaction or otherwise.

     10. If any term, provision, covenant or restriction of this letter agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     11. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
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Welch Allyn
March 9, 2000
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     12.  This letter agreement will be governed by and construed in accordance with the laws of the State of Oregon applicable to contracts between residents of that State and executed in and to be performed in that State, without giving effect to principles of conflicts of law.

     13. This letter agreement shall govern all Information received during the period from the date of this agreement to the date on which either party receives from the other written notice that subsequent communications shall not be so governed. The obligations of confidentiality under this letter agreement shall expire two years from the date of this letter agreement.

     14. Any notice required to be given under this letter agreement shall be deemed received upon personal delivery or confirmed facsimile delivery.

     15. This letter agreement contains the entire agreement between the parties concerning the confidentiality of the Information and other matters covered by this letter agreement and supersedes all prior written and oral communications and agreements relating to the subject matter hereof. No modifications of this letter agreement or waiver of the terms and conditions hereof will be binding upon the parties, unless approved in writing by each of the parties. This letter agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
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Welch Allyn
March 9, 2000
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     IN WITNESS WHEREOF, the parties have executed this letter agreement as of the day and year set forth below.

March 9, 2000



Very truly yours,

PROTOCOL SYSTEMS, INC.

By:  SG COWEN SECURITIES CORPORATION
(As Agent)



By:  /s/ Daniel Mulderry
     -------------------
Name:  Daniel Mulderry
Title: Vice President


Accepted and agreed as of the date first written above:


WELCH ALLYN, INC.



By:  /s/ Robert R. Black
     -------------------
Name:  Robert R. Black
Title: Manager of Business Development